EXHIBIT 99.1

PAB Bankshares, Inc. Announces Financial Results for Fourth Quarter and Full-Year 2008

VALDOSTA, Ga., Jan. 29, 2009 (GLOBE NEWSWIRE) -- PAB Bankshares, Inc. (Nasdaq:PABK), the parent company for The Park Avenue Bank, announced its consolidated financial results for the fourth quarter and full-year 2008. During the fourth quarter of 2008, the Company provided $8.5 million to its allowance for loan losses due to an increase in problem loans and deteriorating economic conditions. In addition, the Company reported $752,000 in net losses on other real estate owned, $1.1 million of uncollectable interest income reversed on nonperforming loans, $712,000 in legal, collection and carrying charges related to its nonperforming assets, and $2.0 million in previously-announced, one-time charges to exit two markets during the quarter. The total of the provision for loan losses, the expenses related to the nonperforming assets and the costs to exit two markets amounted to $13.1 million for the quarter. As a result of these events, the Company reported a net loss of $5.8 million, or $0.60 per diluted share, for the three months ended December 31, 2008. "The slowdown in the economy and the continued deterioration in the Atlanta residential real estate market resulted in a net loss to the Company for 2008. However, the stability of our core banking operations remains the strength of our Company. We greatly appreciate our loyal customer base and our shareholders for their continued support. It will take time, but I am confident in our ability to return to profitability after we have completed addressing our asset quality issues," stated Company President and CEO M. Burke Welsh, Jr.

For the year ended December 31, 2008, the Company reported a net loss of $5.9 million, or $0.63 per diluted share, compared to net earnings of $10.8 million, or $1.11 per diluted share, for 2007. Similar to the fourth quarter results, the decrease in earnings for the year was due primarily to a $15.65 million increase in the provision for loan losses, the $3.6 million decrease in net interest income caused by nonperforming loans and the $1.3 million net loss realized on other real estate owned. The loss for the year resulted in a return on average assets ("ROA") of -0.48% and a return on average equity ("ROE") of -6.10%, both decreases compared to the 0.93% ROA and 11.00% ROE reported for the 2007 fiscal year.

At December 31, 2008, the Company reported total assets of $1.35 billion, a $151.4 million, or 13%, increase from the $1.20 billion in total assets reported at December 31, 2007. During the year, total loans outstanding increased $35.3 million, or 4%, to $956.7 million, and total deposits increased $143.6 million, or 15%, to $1.12 billion. "Despite the net loss for the year, we remain well-capitalized. Our subsidiary's total risk-based capital was $105 million, or 10.34% of the bank's total risk-weighted assets, at year end," added Welsh. Additional information regarding the Company's financial results is provided in the tables accompanying this press release.

Asset Quality

A summary of pertinent asset quality ratios for the Company as of December 31, 2008 follows.

 * Total nonperforming assets equaled $80.7 million, or 5.98% of total assets, a $15.4 million increase during the quarter.  Nonperforming assets consisted of $54.9 million in nonaccrual loans, $25.3 million in foreclosed real estate and other repossessed assets,
   $311,000 in loans classified as troubled-debt restructurings and
   $206,000 in loans past due 90 days or more and still accruing interest.
 * For the fourth quarter ended December 31, 2008, the Company charged off $9.4 million in loans and recovered $70,000 in loans previously charged-off for an annualized net charge-off ratio of 3.83% of average loans.
 * For the year ended December 31, 2008, the Company charged off $12.1 million in loans and recovered $545,000 in loans previously charged-
   off for a net charge-off ratio of 1.21% of average loans.
 * The allowance for loan losses represented approximately 2.03% of total loans and 34.97% of total nonperforming loans.
 * The Company wrote down $5.8 million of its nonperforming loans during the fourth quarter and allocated an additional $4.1 million of its allowance for loan losses for the remaining balance of the
   $54.4 million in nonperforming loans at year end, resulting in a
   7.4% reserve ratio on the remaining balance of nonperforming loans.

 * The nonperforming loans consisted of:
 ---------------------------------------------------------------------
                                                            Average
                      Net Carrying      Collateral          Carrying
    Category             Value *        Description        Value/ Unit
 ---------------------------------------------------------------------
 Construction and
  Development          $9.3 million    7 parcels of        $12,600 per
                                        undeveloped           acre
                                       land totaling
                                         738 acres
 ---------------------------------------------------------------------
 Construction and
  Development         $14.0 million    506 residential       $27,700
                                           lots              per lot
 ---------------------------------------------------------------------
 1-4 Family
  Residential          $8.3 million     80 houses            $104,000
                                                            per house
 ---------------------------------------------------------------------
 Commercial Real
  Estate               $8.3 million    17 commercial      $488,000 per
                                         properties         property
 ---------------------------------------------------------------------
 Commercial and
  Industrial           $2.8 million   Non-real estate    $404,000 per
                                        collateral           loan
 ---------------------------------------------------------------------
 Multi-Family
  Residential          $8.6 million   9 condominium         $950,000
                                          units             per unit
 ---------------------------------------------------------------------
 Consumer                $97,000      Non-real estate      $5,700 per
                                        collateral            loan
 ---------------------------------------------------------------------

     * The term "net carrying value" represents the book value of the loan less any allocated allowance for loan losses.

 * Foreclosed properties included:

 ---------------------------------------------------------------------
    Category         Book Value      Description      Average Value/
                                                            Unit
 ---------------------------------------------------------------------
 Construction and
  Development       $4.4 million     5 parcels of     $7,500 per acre
                                     undeveloped
                                    land totaling
                                      582 acres
 ---------------------------------------------------------------------
 Construction and
  Development       $6.3 million   267 residential
                                        lots           $24,000 per lot
 ---------------------------------------------------------------------
 1-4 Family
  Residential       $9.7 million      54 houses          $180,000 per
                                                             house
 ---------------------------------------------------------------------
 Commercial
  Real Estate       $4.9 million    19 commercial        $258,000 per
                                     properties            property
 ---------------------------------------------------------------------

 * The Company had loans to four real estate developers for various residential construction and development projects in Georgia and
   Florida which represent $29.7 million, or 37%, of total
   nonperforming assets, of which, $22.6 million were in nonperforming loans and $7.1 million were in other real estate owned at year end.  A total of $4.8 million was charged-off on these
   relationships in the fourth quarter of 2008 and an additional
   $560,000 in specific reserves has been established on the remaining balance in nonperforming loans.
 * Approximately $5.4 million, or 10% of total nonperforming loans, were in various stages of bankruptcy at year end, which has limited the Company's ability to resolve those problem assets to date.
 * Approximately 66% of nonperforming loans were construction and development loans, and these loans represented approximately 11% of the Company's total portfolio of construction and development loans.
 * The Company reported total loans past due 30-89 days of $21.4 million, or 2.23% of total loans, a $13.2 million increase during the quarter.  These loans are not included in nonperforming assets at quarter end.  Approximately 46% of the loans past due 30-89 days were construction and development loans.

Conference Call

Management will host a conference call and webcast to discuss the Company's quarterly financial results at 10:00 AM Eastern on Friday, January 30, 2009. The conference call will be broadcast via the Internet using Windows Media Player. The webcast URL is http://www.talkpoint.com/viewer/starthere.asp?Pres=124864. A link to the webcast is posted on the "Investor Relations" section of the Company's website at www.pabbankshares.com. Interested shareholders, industry analysts and members of the news media and the investment community wanting to participate in the live question and answer session following management's presentation may access the conference call by dialing (toll free) 800-860-2442 or (international) +1 412-858-4600.

Shortly following the call and at any time for at least 30 days thereafter, interested parties may access an archived version of the webcast on the "Investor Relations" section of the Company's website or by dialing (toll free) 877-344-7529 or (International) +1 412-317-0088. The following replay passcodes will be required for playback access: 427257.

About PAB

The Company is a $1.35 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank. Founded in 1956, the Bank operates through 18 branch offices and two loan production offices in 13 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on asset quality, our capital position, our plans regarding our nonperforming assets, business opportunities in our markets and economic conditions, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate", "believe", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may continue to be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; (4) continued weakness in the real estate market has adversely affected us and may continue to adversely affect us; (5) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (7) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (8) adverse changes may continue to occur in the bond and equity markets; (9) our ability to raise capital to protect against further deterioration in our loan portfolio may be limited due to unfavorable conditions in the equity markets; (10) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (11) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; (12) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (13) the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2007. The Company undertakes no obligation to revise these statements following the date of this press release.

PAB BANKSHARES, INC.
SELECTED QUARTERLY FINANCIAL DATA

                                  Period Ended
            ----------------------------------------------------------
             12/31/08    09/30/08    06/30/08    03/31/08    12/31/07
 ---------------------------------------------------------------------
 (Dollars in
  thousands
  except per
  share and
  other data)
 Summary of
  Operations:
 Interest
  income    $   16,814  $   17,680  $   17,460  $   19,030  $   21,013
 Interest
  expense        9,476       8,460       8,598       9,685      10,956
 ---------------------------------------------------------------------
  Net
   interest
   income        7,338       9,220       8,862       9,345      10,057
 ---------------------------------------------------------------------
 Provision
  for loan
  losses         8,500       7,300       1,050       1,200       1,800
 Other
  income           107       1,081       1,572       1,643       1,682
 Other
  expense        8,053       7,510       7,191       7,829       7,440
 ---------------------------------------------------------------------
  Income
   before
   income
   tax
   expense      (9,108)     (4,509)      2,193       1,959       2,499
 Income tax
  expense       (3,297)     (1,649)        730         662         858
 ---------------------------------------------------------------------
  Net
   income   $   (5,811) $   (2,860) $    1,463  $    1,297  $    1,641
 =====================================================================
 Net
  interest
  income on
  a tax-
  equivalent
  basis     $    7,470  $    9,397  $    9,043  $    9,522  $   10,230
 Per Share
  Ratios:
 Net income
  - basic** $    (0.62) $    (0.31) $     0.16  $     0.14  $     0.17
 Net income
  - diluted**    (0.60)      (0.32)       0.15        0.14        0.17
 Dividends
  declared
  for period        --          --       0.095       0.145       0.145
 Dividend
  payout
  ratio           0.00%       0.00%      59.33%     102.39%      81.50%
 Book value
  at end of
  period**  $     9.82  $     9.97  $    10.26  $    10.59  $    10.38
 Common
  Share
  Data:
 Outstanding
  at period
  end**      9,324,407   9,324,407   9,324,407   9,337,641   9,406,956
 Weighted
  average
  outstan-
  ding **    9,324,407   9,324,407   9,328,241   9,364,691   9,437,037
 Diluted
  weighted
  average
  outstan-
  ding **    9,324,407   9,325,783   9,376,186   9,423,606   9,526,228
 Selected
  Average
  Balances:
 Total
  assets    $1,311,529  $1,238,010  $1,210,454  $1,194,717  $1,194,703
 Earning
  assets     1,236,651   1,166,498    1,137,101  1,121,461   1,123,811
 Loans         974,151     973,017      943,391    930,049     915,214
 Deposits    1,083,862   1,010,201      984,114    967,426     977,666
 Stock-
  holders'
  equity        93,086      96,160       98,757     99,557      98,567
 Selected
  Period End
  Balances:
 Total
  assets    $1,350,103  $1,257,869  $1,222,368  $1,205,041  $1,198,671
 Earning
  assets     1,259,495   1,186,292   1,144,718   1,129,869   1,116,776
 Loans         956,687     982,571     963,500     934,927     921,349
 Allowance
  for loan
  losses        19,374      20,240      14,303      13,875      12,906
 Goodwill        5,985       5,985       5,985       5,985       5,985
 Deposits    1,123,703   1,029,844     996,595     972,104     980,149
 Stock-
  holders'
  equity        91,601      92,981      95,677      98,866      97,676
 Tier 1
  regulatory
  capital       91,962      97,715     100,492     100,010     100,885
 Performance
  Ratios:
 Return on
  average
  assets         -1.76%      -0.92%       0.49%       0.44%       0.54%
 Return on
  average
  stock-
  holders'
  equity        -24.84%     -11.83%       5.96%       5.24%       6.61%
 Net
  interest
  margin          2.40%       3.20%       3.20%       3.41%       3.61%
 Efficiency
  ratio
  (excluding
  the
  following
  items):        73.47%      68.84%      67.58%      70.87%      63.46%
  Securities
   gains
   (losses)
   included
   in other
   income   $       23  $        2  $       17  $      183  $      129
  Other
   gains
   (losses)
   included
   in other
   income         (820)       (434)        (42)        (66)         60
 Selected
  Asset
  Quality
  Factors:
 Nonaccrual
  loans     $   54,903  $   43,471  $   40,464  $   26,090  $   11,405
 Loans 90
  days or
  more past
  due and
  still
  accruing         206           4         331          13          37
 Other
  impaired
  loans
  (troubled-
  debt
  restructur-
  ings)            311       9,808       9,808          --          --
 Other real
  estate and
  reposse-
  ssions        25,269      11,972       8,792       7,237       6,360
 Asset
  Quality
  Ratios:
 Net charge-
  offs to
  average
  loans
  (annualized
  YTD)            1.21%       0.31%       0.18%       0.10%       0.06%
 Non-
  performing
  loans to
  total
  loans           5.79%       5.42%       5.25%       2.79%       1.24%
 Non-
  performing
  assets to
  total
  assets          5.98%       5.19%       4.86%       2.77%       1.49%
 Allowance
  for loan
  losses to
  total
  loans           2.03%       2.06%       1.48%       1.48%       1.40%
 Allowance
  for loan
  losses to
  non-
  performing
  loans          34.96%      37.99%      28.26%      53.15%     112.79%
 Other
  Selected
  Ratios and
  Non-
  financial
  Data:
 Average
  loans to
  average
  earning
  assets         78.77%      83.41%      82.96%      82.93%      81.44%
 Average
  loans to
  average
  deposits       89.88%      96.32%      95.86%      96.14%      93.61%
 Average
  stock-
  holders'
  equity to
  average
  assets          7.10%       7.77%       8.16%       8.33%       8.25%
 Full-time
  equivalent
  employees        299         314         320         321         327
 Bank branch
  offices           20          20          20          20          20
 Bank loan
  production
  offices            3           3           3           3           3
 Bank ATMs          26          26          26          25          25

 **Adjusted for 2% Stock Dividend Paid on July 15, 2008

 PAB BANKSHARES, INC.
 SELECTED YEAR-TO-DATE FINANCIAL DATA

                                  Period Ended
            ----------------------------------------------------------
             12/31/08    09/30/08    06/30/08    03/31/08    12/31/07
 ---------------------------------------------------------------------
 (Dollars in
  thousands
  except per
  share and
  other data)
 Summary of
  Operations:
 Interest
  income    $   70,984  $   54,170  $   36,491  $   19,030  $   84,676
 Interest
  expense       36,218      26,742      18,283       9,685      42,210
 ---------------------------------------------------------------------
  Net
   interest
   income       34,766      27,428      18,208       9,345      42,466
 ---------------------------------------------------------------------
 Provision
  for loan
  losses        18,050       9,550       2,250       1,200       2,400
 Other
  income         4,403       4,296       3,215       1,643       5,991
 Other
  expense       30,584      22,531      15,020       7,829      29,590
 ---------------------------------------------------------------------
  Income
   before
   income
   tax
   expense      (9,465)       (357)      4,153       1,959      16,467
 Income tax
  expense       (3,554)       (257)      1,392         662       5,681
 ---------------------------------------------------------------------
  Net
   income   $   (5,911) $     (100) $    2,761  $    1,297  $   10,786
 =====================================================================
 Net
  interest
  income on
  a tax-
  equivalent
  basis     $   35,432  $   27,962  $   18,565  $    9,522  $   43,120
 Per Share
  Ratios:
 Net income
  - basic** $    (0.63) $    (0.01) $     0.30  $     0.14  $     1.12
 Net income
  -diluted**     (0.63)      (0.01)       0.29        0.14        1.11
 Dividends
  declared
  for the
  period         0.240       0.240       0.240       0.145       0.580
 Dividend
  payout
  ratio        -37.16%    -2213.13%      79.57%     102.39%      50.43%
 Common
  Share
  Data:
 Weighted
  average
  outstan-
  ding **    9,335,376   9,339,059   9,346,466   9,364,691   9,602,535
 Diluted
  weighted
  average
  outstan-
  ding**     9,352,375   9,372,897   9,400,712   9,423,606   9,744,063
 Selected
  Average
  Balances:
 Total
  assets    $1,238,875  $1,214,480  $1,202,585  $1,194,717  $1,165,307
 Earning
  assets     1,165,625   1,141,777   1,129,281   1,121,461   1,096,918
 Loans         955,253     948,908     936,720     930,049     883,334
 Deposits    1,011,596     987,331     975,770     967,426     948,613
 Stock-
  holders'
  equity        96,877      98,151      99,157      99,557      98,055
 Performance
  Ratios:
 Return on
  average
  assets         -0.48%      -0.01%       0.46%       0.44%       0.93%
 Return on
  average
  stock-
  holders'
  equity         -6.10%      -0.14%       5.60%       5.24%      11.00%
 Net
  interest
  margin          3.04%       3.27%       3.31%       3.41%       3.93%
 Efficiency
  ratio
  (excluding
  the
  following
  items):        70.01%      69.12%      69.26%      70.87%      60.74%
  Securities
   gains
   (losses)
   included
   in other
   income   $      225  $      202  $      200  $      183  $      313
  Other
   gains
   (losses)
   included
   in other
   income       (1,362)       (542)       (108)        (66)         81
 Other
  Selected
  Ratios:
 Average
  loans to
  average
  earning
  assets         81.95%      83.11%      82.95%      82.93%      80.53%
 Average
  loans to
  average
  deposits       94.43%      96.11%      96.00%      96.14%      93.12%
 Average
  stock-
  holders'
  equity to
  average
  assets          7.82%       8.08%       8.25%       8.33%       8.41%

 **Adjusted for 2% Stock Dividend Paid on July 15, 2008

 PAB BANKSHARES, INC.
 LOAN AND DEPOSIT
 PORTFOLIO BY MARKET
 As of December 31, 2008

                     South     North
                    Georgia   Georgia    Florida
                     Market    Market    Market   Treasury     Total
                    --------------------------------------------------
                                 (Dollars in Thousands)
 Loans
 Commercial and
  financial         $ 34,588  $ 50,631  $  2,292  $     19  $   87,530
 Agricultural
  (including loans
  secured by
  farmland)           35,484     6,804     6,359        --      48,647
 Real estate -
  construction        74,174   181,858    58,454     1,300     315,786
 Real estate -
  commercial          92,639   151,998    25,445     6,563     276,645
 Real estate -
  residential        138,832    43,562     8,974     4,938     196,306
 Installment loans
  to individuals
  and others          13,229     5,824       154    12,877      32,084
                    --------------------------------------------------
                     388,946   440,677   101,678    25,697     956,998
 Deferred loan fees
  and unearned
  interest, net          139      (177)     (236)      (36)       (310)
                    --------------------------------------------------
 Total loans         389,085   440,500   101,442    25,661     956,688
 Allowance for loan
  losses              (4,730)  (10,131)   (2,740)   (1,773)    (19,374)
                    --------------------------------------------------
 Net loans          $384,355  $430,369  $ 98,702  $ 23,888  $  937,314
                    ==================================================
 Percentage of
  total                 41.0%     45.9%     10.5%      2.6%      100.0%
                    ==================================================

 Deposits
 Noninterest-bearing
  demand            $ 70,305  $ 14,922  $  3,154  $  2,733  $   91,114
 Interest-bearing
  demand and savings 204,670    23,742    23,100       610     252,122
 Time less than
  $100,000           189,925    46,541    91,462       401     328,329
 Time greater than
  or equal to
  $100,000           128,457    28,707    41,474       207     198,845
 Retail placed in
  CDARs program       39,544     7,146        --        --      46,690
 Brokered                 --        --        --   206,603     206,603
                    --------------------------------------------------
 Total deposits     $632,901  $121,058  $159,190  $210,554  $1,123,703
                    ==================================================
 Percentage of
  total                 56.3%     10.8%     14.2%     18.7%      100.0%
                    ==================================================

 PAB BANKSHARES, INC.
 LOAN PORTFOLIO
 SUMMARY

 The amount of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                        Period Ended
                      ------------------------------------------------
                      12/31/08  09/30/08  06/30/08  03/31/08  12/31/07
                      ------------------------------------------------
                                   (Dollars In Thousands)
 Commercial and
  financial           $ 87,530  $ 91,401  $ 82,087  $ 83,343  $ 78,730
 Agricultural
  (including loans
  secured by farmland)  48,647    49,227    46,891    42,573    41,861
 Real estate -
  construction         315,786   332,901   344,393   363,392   352,732
 Real estate -
  commercial           276,645   281,781   275,962   241,165   248,272
 Real estate -
  residential          196,306   195,439   181,169   179,091   174,157
 Installment loans to
  individuals and
  other loans           32,084    32,075    33,237    25,704    26,011
                      --------  --------  --------  --------  --------
                       956,998   982,824   963,739   935,268   921,763
 Deferred loan fees
  and unearned
  interest, net           (310)     (253)     (239)     (341)     (414)
                      --------  --------  --------  --------  --------
 Total loans           956,688   982,571   963,500   934,927   921,349
 Allowance for loan
  losses               (19,374)  (20,240)  (14,303)  (13,875)  (12,906)
                      --------  --------  --------  --------  --------
 Net loans            $937,314  $962,331  $949,197  $921,052  $908,443
                      ========  ========  ========  ========  ========

 The percentage of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                        Period Ended
                      ------------------------------------------------
                      12/31/08  09/30/08  06/30/08  03/31/08  12/31/07
                      ------------------------------------------------
 Commercial and
  financial               9.15%     9.30%     8.52%     8.91%     8.55%
 Agricultural
  (including loans
  secured by farmland)    5.08%     5.01%     4.87%     4.55%     4.54%
 Real estate -
  construction           33.01%    33.88%    35.74%    38.87%    38.28%
 Real estate -
  commercial             28.92%    28.68%    28.64%    25.80%    26.95%
 Real estate -
  residential            20.52%    19.89%    18.80%    19.16%    18.90%
 Installment loans to
  individuals and
  other loans             3.35%     3.27%     3.45%     2.75%     2.82%
                      --------  --------  --------  --------  --------
                        100.03%   100.03%   100.02%   100.04%   100.04%
 Deferred loan fees
  and unearned
  interest, net          -0.03%    -0.03%    -0.02%    -0.04%    -0.04%
                      --------  --------  --------  --------  --------
 Total loans            100.00%   100.00%   100.00%   100.00%   100.00%
 Allowance for loan
  losses                 -2.03%    -2.06%    -1.48%    -1.48%    -1.40%
                      --------  --------  --------  --------  --------
 Net loans               97.97%    97.94%    98.52%    98.52%    98.60%
                      ========  ========  ========  ========  ========

 PAB BANKSHARES, INC.
 DEPOSIT PORTFOLIO
 SUMMARY

 The amounts on deposit at the indicated dates are presented in the following table according to type of deposit account:

                                      Period Ended
                  ----------------------------------------------------
                   12/31/08    09/30/08   06/30/08  03/31/08  12/31/07
                  ----------------------------------------------------
                                 (Dollars In Thousands)
 Noninterest-
  bearing demand  $   91,114  $  101,417  $102,909  $ 97,029  $ 89,423
 Interest-bearing
  demand and
  savings            252,122     262,723   336,359   331,184   354,743
 Time less than
  $100,000           328,329     323,377   292,981   298,799   312,722
 Time greater than
  or equal to
  $100,000           198,845     182,491   175,914   179,316   187,662
 Retail placed in
  CDARs program       46,690      18,343        --        --        --
 Brokered            206,603     141,493    88,432    65,776    35,599
                  ----------  ----------  --------  --------  --------
 Total deposits   $1,123,703  $1,029,844  $996,595  $972,104  $980,149
                  ==========  ==========  ========  ========  ========

 The percentage of total deposits at the indicated dates is presented in the following table according to type of deposit account:

                                      Period Ended
                  ----------------------------------------------------
                   12/31/08    09/30/08   06/30/08  03/31/08  12/31/07
                  ----------------------------------------------------
 Noninterest-
  bearing demand        8.11%       9.85%    10.33%     9.98%     9.12%
 Interest-bearing
  demand and
  savings              22.44%      25.51%    33.75%    34.07%    36.19%
 Time less than
  $100,000             29.22%      31.40%    29.40%    30.74%    31.91%
 Time greater than
  or equal to
  $100,000             17.69%      17.72%    17.65%    18.44%    19.15%
 Retail placed in
  CDARs program         4.15%       1.78%       --        --        --
 Brokered              18.39%      13.74%     8.87%     6.77%     3.63%
                  ----------  ----------  --------  --------  --------
 Total deposits       100.00%     100.00%   100.00%   100.00%   100.00%
                  ==========  ==========  ========  ========  ========

 PAB BANKSHARES, INC.
 YIELD ANALYSIS

 The following tables detail the average balances of interest-earning assets and interest-bearing  liabilities,  the amount of interest earned and paid, and the average yields and rates for the three months and twelve months ended December 31, 2008 and 2007. Federally tax-exempt income is presented on a taxable-equivalent basis assuming a 34% Federal tax rate in 2008 and a 35% Federal tax rate in 2007.
 Loan average balances include loans on nonaccrual status.

 For the Three Months Ended December 31,
                             2008                       2007
 ----------------------------------------------------------------------
                            Interest  Average          Interest  Average
                   Average  Income/   Yield/   Average  Income/  Yield/
                   Balance  Expense   Rate     Balance  Expense   Rate
 ----------------------------------------------------------------------
                              (Dollars In Thousands)
 Interest-earning
  assets:
  Loans          $  974,151 $14,499   5.92%  $  915,214 $18,421   7.99%
  Investment
   securities:
  Taxable           147,626   1,893   5.10%     158,771   2,060   5.15%
  Nontaxable         30,405     434   5.69%      32,744     497   6.02%
  Other short-term
   investments       84,469     120   0.56%      17,083     209   4.86%
                 ------------------          ------------------
   Total
    interest-
    earning
    assets       $1,236,651 $16,946   5.45%  $1,123,812 $21,187   7.48%
                 ------------------          ------------------

 Interest-bearing
  liabilities:
  Demand
   deposits      $  220,248 $   824   1.49%  $  309,194 $ 2,657   3.41%
  Savings
   deposits          33,847      30   0.35%      35,872     120   1.33%
  Time deposits     731,215   7,319   3.98%     539,954   6,875   5.05%
  FHLB advances     109,784   1,111   4.03%      86,376     975   4.48%
  Notes payable      10,310     142   5.48%      10,310     181   6.96%
  Other short-term
   borrowings         8,678      50   2.30%      14,367     149   4.11%
                 ------------------          ------------------
   Total
    interest-
    bearing
    liabilities  $1,114,082 $ 9,476   3.38%  $  996,073 $10,957   4.36%
                 ------------------          ------------------

 Interest rate
  spread                              2.07%                       3.12%
                                      =====                       =====

 Net interest
  income                    $ 7,470                     $10,230
                            =======                     =======

 Net interest
  margin                              2.40%                       3.61%
                                      =====                       =====

 For the Twelve Months Ended December 31,
                             2008                       2007
 ----------------------------------------------------------------------
                            Interest  Average          Interest  Average
                   Average  Income/   Yield/   Average  Income/  Yield/
                   Balance  Expense   Rate     Balance  Expense   Rate
 ----------------------------------------------------------------------
                              (Dollars In Thousands)
 Interest-earning
  assets:
  Loans          $  955,253 $61,686   6.46%  $  883,334 $74,060   8.38%
  Investment
   securities:
  Taxable           147,125   7,679   5.22%     159,510   8,211   5.15%
  Nontaxable         32,616   1,961   6.01%      30,998   1,868   6.03%
  Other short-term
   investments       30,631     326   1.06%      23,076   1,191   5.16%
                 ------------------          ------------------
   Total
    interest-
    earning
    assets       $1,165,625 $71,652   6.15%  $1,096,918 $85,330   7.78%
                 ------------------          ------------------

 Interest-bearing
  liabilities:
  Demand
   deposits      $  271,498 $ 5,238   1.93%  $  309,037 $11,049   3.58%
  Savings
   deposits          35,381     204   0.58%      37,231     564   1.51%
  Time
   deposits         606,878  25,873   4.26%     503,870  25,275   5.02%
  FHLB
   advances          99,975   3,956   3.96%      88,569   4,069   4.59%
  Notes
   payable           10,310     540   5.24%      10,310     727   7.05%
  Other
   short-term
   borrowings        14,199     408   2.88%      12,392     526   4.25%
                 ------------------          ------------------
   Total
    interest-
    bearing
    liabilities  $1,038,241 $36,219   3.49%  $  961,409 $42,210   4.39%
                 ------------------          ------------------

 Interest rate
  spread                              2.66%                       3.39%
                                      =====                       =====

 Net interest
  income                    $35,433                     $43,120
                            =======                     =======

 Net interest
  margin                              3.04%                       3.93%
                                      =====                       =====

CONTACT:  PAB Bankshares, Inc.
          Donald J. "Jay" Torbert, Jr., Executive Vice-President &
           Chief Financial Officer
          (229) 241-2775, ext. 1717
          jayt@parkavebank.com